Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders

Free and Clear Equity, Inc.

(A Development Stage Company)

Indianapolis, Indiana

We hereby consent to the inclusion in this Registration Statement on Form S-11 of our report dated December 22, 2010 relating to the financial statements as of August 16, 2010 and for the period from July 27, 2010 (inception) to August 16, 2010. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

December 28, 2010